EXHIBIT 10.5

                        STOCK PURCHASE AND SALE AGREEMENT
                        ---------------------------------

THIS AGREEMENT is entered into this 19th day of October, 2009 by and between Manfred Wutzer, Calle Belgica, 48 E-07180 Nova Santa Ponsa de Mallorca, Balearic Islands, Spain, (the "Buyer"), Selling Shareholders, as set forth on Exhibit A (the "Sellers") and Apollo Entertainment Group, Inc., a Florida corporation with an address of 1400 NW 65th Avenue Bay A Plantation, Fl. 33313 ("the Company"), all in accordance with the terms and conditions herein..

                                    RECITALS

        WHEREAS, the Sellers are the legal or beneficial owners of 15,950,237 shares (the "Securities") of common stock of the Company which represents 95.82% of the issued and outstanding shares of common stock of the Company; and

        WHEREAS, Sellers desire to sell and transfer to Buyer and Buyer desires to purchase in accordance with the terms and conditions set forth herein, a total of 15,950,237 shares of common stock out of the total 16,644,659 issued and outstanding shares of common stock at time of closing in the Company; and

        WHEREAS, it is in the best interest of the Company and its continued operations to enter into this transaction.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1: -

        "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

        "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

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        "DEFAULT"- the failure to pay any portion of the Purchase Price within the time frame set forth in this Agreement or the failure to deliver the common stock as required in the agreement.

        "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                   ARTICLE II
                  PURCHASE AND SALE OF SECURITIES AND SECURITY

Section 2.1 SALE OF SECURITIES: Subject to the terms and conditions set forth in this Agreement, Sellers shall transfer and convey the Securities to Buyer, free and clear of any and all liens, claims, and encumbrances, except for any restrictive legends appearing on any of the stock certificates.

Section 2.2     CONSIDERATION:

                (a) As payment for the transfer of the Securities by Sellers to Buyer, Buyer shall deliver the sum of Two Hundred Sixty-one Thousand Three Hundred Sixty-five and 37/100's Dollars ($261,365.37) (the "Purchase Price"), and Sellers shall deliver the Securities (15,950,237 shares) to the escrow agents as more fully set forth below.

                It is agreed and understood that the Selling Shareholders shall not be required to transfer any portion of the Securities unless and until the required consideration has been paid in full.

Section 2.3 ESCROW: All funds shall be paid to Mr. Gregory M. Wilson, Esq. as Buyer's Escrow Agent (the "Wilson Escrow"). All share certificates shall be delivered to Mr. Jeffrey Klein, Esq. as Seller's Escrow Agent (the "Klein Escrow"). Prior to closing, Buyer shall deposit Two Hundred Sixty-one Thousand Three Hundred Sixty-five and 37/100's Dollars ($261,365.37) into the Wilson Escrow with instruction that such sum be paid to the Klein Escrow which will subsequently distribute the funds to Sellers at Closing. Prior to closing, Sellers shall deposit with Klein Escrow Agent, 15,950,237 shares of common stock with instruction that such certificates be delivered to the Wilson Escrow which will subsequently deliver the certificates to Buyer at Closing. All share certificates to be delivered with a medallion signature guaranteed stock power for transfer of such shares to Buyer.

Section 2.4     PAYMENT AND DELIVERY:

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                                   ARTICLE III
                     PRECONDITIONS TO CLOSING/DUE DILIGENCE

Section 3.1 CONDITIONS TO CONSUMMATION OF THE TRANSACTION: The respective obligations of the parties with respect to this Transaction shall be subject to satisfaction of conditions customary to transactions of this type, including without limitation, (a) execution of this Stock Purchase and Sale Agreement by all parties; (b) absence of pending or threatened litigation, investigations or other matters affecting the Sellers, the Buyer or the Transaction; and (c) satisfactory completion by the Buyer and the Sellers of due diligence investigation of the other party.

Section 3.2 DUE DILIGENCE: Buyer shall be provided with access to the Companies books, records, financial statements, shareholder lists and other information as may reasonably be necessary to complete due diligence on, or before the Closing date. (the "Due Diligence Review Period").

Section 3.3 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE: Buyers obligation to purchase the Securities and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                (a) All representations and warranties of the Sellers contained herein being true at the time of Closing;

                (b) Since the date of this Agreement, there must not have been commenced or threatened against Buyer, or against any person affiliated with Buyer, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with the contemplated Transaction, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the contemplated transactions.

Section 3.4 CONDITIONS PRECEDENT TO SELLERS OBLIGATION TO CLOSE: Sellers obligation to sell the Securities and to take the other actions required to be taken by the Sellers at Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

                (a) All representations and warranties of Buyer contained herein being true at the time of Closing;

                (b) Buyer shall have tendered the consideration as specified for Closing.

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                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

THE SELLERS REPRESENT AND WARRANT THAT:

Section 4.1 MARKETABLE TITLE: The Sellers shall convey to Buyer good and marketable title in and to the Securities, free and clear of any and all liens, claims and encumbrances, including, but not limited to, any and all pledges and security interests, and all other defects of title of any type whatsoever except for any restrictive legends which may appear on certain certificates as more fully set forth in Exhibit A.

Section 4.2 AUTHORITY: The Sellers have the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with it;

Section 4.3 OUTSTANDING CLAIMS, SUITS OR ACTIONS: Sellers, individually and jointly are not aware of any outstanding claims, suits or actions or potential claims, suits or actions in connection with the contemplated sale of the common stock.

Section 4.4 CONTRACTS: The Sellers are not party to any agreement, contract, or understanding, oral or written, express or implied, which would prevent them from lawfully entering into this Agreement or which would create an obligation upon any of them as a result of this transaction.

Section 4.5 NO IMPLIED WARRANTIES OR REPRESENTATIONS. Except as set forth herein, the Sellers have made no other representations or warranties to the Buyer with respect to the Securities or the transaction.

                                    ARTICLE V
                  REPRESENTATION AND WARRANTIES OF THE COMPANY

Representations, Warranties Covenants, Obligations and General Provisions: The Company represents and warrants to Buyer as of the date hereof and as of the Closing Date:

Section 5.1 INCORPORATION, AUTHORITY AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Company has all necessary corporate power and authority to carry on the business now being conducted by it. The Company is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. The Company is authorized to issue 100,000,000 common shares, par value $0.001 per share. There are 16,644,659 shares are issued and outstanding. No other classes of stock are authorized or issued. There are no outstanding options, warrants, rights or otherwise. All options, warrants, rights or otherwise have either expired or been exercised in accordance with the governing terms of their contracts. There are no agreements to redeem any outstanding securities. The Company's transfer agent is Florida Atlantic Stock Transfer, Inc.

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Section 5.2     ENFORCEABILITY OF AGREEMENT AGAINST THE COMPANY. The Company has
                all necessary power and authority to enter into this Agreement and the Related Documents to which they are parties, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Related Document to which the Company is a party will be, duly executed and delivered by the Company. Such execution and delivery, and the performance by the Company of this Agreement and such Related Documents, and all transactions contemplated hereby and thereby, have been duly and validly authorized by any necessary corporate actions on the part of the Company. This Agreement constitutes, and each Related Document to which the Company is a party will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with the respective terms, except as the same may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and the application of general principles of equity.

Section 5.3 SHARES. No Person has any preemptive right to purchase any shares or any other ownership interest in the Company. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Company, except for this Agreement.

Section 5.4 SUBSIDIARIES. With the exception of Alpha Music Group, Inc., the Company does not have any direct or indirect equity investment in any other individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated association, governmental unit, or any department, agency or political subdivision, (herein, "Person"). The Company is not a party to any agreement to own or control, nor does the Company have the direct or indirect right to acquire an ownership interest in any other Person.

Section 5.5 NO CONFLICT. The execution and delivery by the Company of this Agreement and each Related Document to which the Company is a Party has been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Company of this Agreement and each Related Document to which they are parties will not:

                (a) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of the Company;

                (b) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Company;

                (c) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

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                (d) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to the Company's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

Section 5.6 CONSENTS, APPROVALS AND NOTIFICATIONS. The execution and delivery by the Company of this Agreement and each Related Document to which the Company is a Party does not, and the performance by the Company of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

Section 5.7     FINANCIAL STATEMENTS. The Company's Audited Financial Statements
                (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates. To the knowledge of the Company, the Interim Financial Statements, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

Section 5.8 LITIGATION. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against the Company of any kind whatsoever, or against or relating to any of the assets or the ability of the Company to perform their obligations hereunder, before any arbitrator, judge, court or governmental authority. Company is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

Section 5.9 CONTRACTS. To the extent applicable, Exhibit "B" contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which the Company is a party in connection with the business operations or by which any of the Company's properties or assets relating to the operation are bound. The are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. The Company has made available to Buyer true and complete copies of the contracts (including any amendments or modifications thereto).

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Section 5.10    ENVIRONMENTAL MATTERS. In addition to any other express
                agreements of Company contained herein, the matters set forth in this paragraph constitute representations and warranties by Company which will be true and correct on the date of this Agreement and as of the date of closing. In the event that, during the period between the execution of this Agreement and the closing, Sellers learn, or have reason to believe, that any of the following representations and warranties may cease to be true, Company hereby covenant to give notice thereof to Buyer immediately:

                (a) Company has not received notice from any governmental agency pertaining to the violation of any law or regulation of toxic hazardous substances or dangerous wastes and affecting any Company property, and Company has no knowledge of any facts which might be a basis for any such notice.

                (b) No toxic or hazardous substances have been improperly generated, treated, released, stored or disposed of, or otherwise deposited in or on any Company property, including without limitation, the surface waters and subsurface waters thereof, no underground tanks have been located on any Company property, and there have not been nor are now present any substances or conditions in or on any Company property which may support a claim or cause of action under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (the "Superfund Act"), the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, or any other federal, state, or local environmental statutes, regulations, ordinances or regulatory requirements. This environmental matters section will be interpreted to include, but not be limited to, any substance which after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or indirectly by ingestion through food chains or otherwise, will or may reasonably be anticipated to cause sickness, death, disease, behavior abnormalities, cancer or genetic abnormalities. Sellers will hold Purchaser harmless from and indemnify Purchaser against and from any damage, loss, expenses or liability resulting from any breach, of this representation and warranty, including all attorneys fees and costs incurred as a result thereof.

Section 5.11 TAXES. The Company has duly and timely filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and the Company has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by the Company to be adequate with respect thereto. No events have occurred which could impose upon Buyer, any transferee liability for any taxes, penalties, or interest due or to become due from the Company.

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Section 5.12    ABSENCE OF CHANGES. Since December 31, 2008, the date of the
                Audited Financial Statements, interim Unaudited Financial Statements dated June 30, 2009, and to date, the Company has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

                i. any Material Adverse Effect;

                ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

                iii. any payments, discharges or satisfactions by the Company of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

                iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $100 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice; v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

                vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

                vii. any general uniform increase in or change in the method of computing the compensation of employees of the Company who perform services for the benefit of the business operations;

                viii. any material changes in the manner in which the Company extends discount or credits to customers or otherwise deals with customers of its business;

                ix. any material changes in the accounting methods or practices followed by the Company and or any changes in depreciation or amortization policies or rates theretofore adopted;

                x. any capital commitments by the Company and for additions to property, plant or equipment of the business operations;

                xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

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                xii.any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares; and except as disclosed in paragraph B.1. relating to the total shares issued and outstanding which resulted from a corporate reorganization;

                xiii. any other material transaction relating to the Company other than in the ordinary course of the business and consistent with past practice; or

                xiv. any agreements or understandings, whether in writing or otherwise, for the Company to take any of the actions specified in items i. through xii. above.

Section 5.13 UNDISCLOSED LIABILITIES. The Company does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $100.

Section 5.14 NO LIABILITIES AT CLOSING. At Closing, all Company liabilities will have been discharged through the date of closing.

Section 5.15 COMPLIANCE WITH LAWS. Except as individually or in the aggregate would not have a Material Adverse Effect, the Company has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

Section 5.16 EMPLOYEES AND SHAREHOLDERS. No material grievance exists between the Company, its shareholders and any of the persons employed by it as of the date of this Agreement (the "Current Employees"); and (ii) the Company is not delinquent in the payments to any of the Current Employees for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them to the date of this Agreement or for any amounts required to be reimbursed to the Current Employees. The Company is in material compliance with all applicable laws respecting employment withholding and other taxes, employment law and employment practices terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices. There is no collective bargaining agreement in effect with respect to the Current Employees. The Company has not experienced any strike or work stoppage or other industrial dispute involving the employees of the Company in the past five years.

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Section 5.17    INSURANCE; BONDS. To the extent applicable, Exhibit "C" lists all material policies of fire, liability, worker's compensation and other forms of insurance covering the company's assets or the Company's operations, and all bonds or letters of credit required to be obtained by the Company with respect to its business operations.

Section 5.18 DISCLOSURE. To the best knowledge, no representation or warranty by the Company, its officers and directors individually, in this Agreement or any Schedule or Exhibit to this Agreement, or any statement, list or certificate furnished or to be furnished by them or either of them pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                                   ARTICLE VI
                   REPRESENTATION AND WARRANTIES OF THE BUYER

THE BUYER REPRESENTS AND WARRANTS THAT:

Section 6.1 The Buyer is a sophisticated investor. The Buyer has the financial ability to pay the consideration required at Closing and to bear the economic risk of this investment in the Company, has adequate means for providing for the current needs and contingencies of the Buyer and has no need for immediate liquidity with respect to the investment in the Company.

Section 6.2     The Buyer:

                (a) has evaluated the risks of a purchase of the Securities and has relied solely upon his own investigation of the Company and the information and representations made by the Sellers and the Company contained herein this Agreement and any written information and documents provided to Buyer by the Sellers and/or the Company;

                (b) has been given the opportunity to ask questions of, and receive answers from, the Company and Sellers concerning the terms and conditions of the Securities and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in any documents provided in order for the Buyer to evaluate the merits and risks of the purchase of the Securities to the extent the Company or Sellers possess such information or could acquire it without unreasonable efforts or expense, and have not been furnished with any other offering literature upon which the Buyer have relied;

                (c) has not been furnished by Sellers with any oral or written representation or oral or written information upon which the Buyer has relied in connection with the offering of the Securities that is not contained, or referred to, in this Agreement;

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                (d) has investigated the acquisition of the Securities to the extent the Buyer has deemed necessary or desirable and the Company or the Sellers have provided the Buyer with any assistance the Buyer has requested in connection herewith;

                (e) is an accredited investor as that term is defined in rule 501(a) of Regulation D under the Securities Act of 1933, as amended;

                (f) has determined that the Securities are a suitable investment for the Buyer and that at this time the Buyer can bear a complete loss of an investment in the Securities purchased hereby; and

                (g) is experienced in transactions involving the purchase of securities and obtaining control of companies such as the Company.

Section 6.3 The Buyer is not relying on the Sellers, or the Company, or any of its affiliates, or this Agreement, with respect to the Buyer' tax consequences with respect to the Buyer' purchase of the Securities.

Section 6.4 The Buyer is aware that no federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of this investment.

Section 6.5 The Buyer is an individual over the age of 18 years and is empowered, authorized and qualified to purchase the Securities, in the manner contemplated in this Agreement.

Section 6.6 The Buyer has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with such actions.

                                   ARTICLE VII
                        SPECIFIC CONTRACTS AND AGREEMENTS
                       CONDUCT OF BUSINESS/CONFIDENTIALITY

Section 7.1 CERTAIN CONTRACTS CANCELLED: As of the date of Closing certain contracts and agreements, whether oral or written, by and between the Sellers and the Buyer shall be deemed cancelled and terminated and neither Seller nor Buyer shall have any further rights or obligations thereunder. In particular:

                (a) Any employment agreements, stock purchase agreements, stock option agreements, convertible instruments and outstanding warrants of any kind whatsoever, by and between, or among, the Sellers and the Company; and

                (b) Any loan agreements, expense reimbursement agreements, payment agreements, or monetary agreements of any kind whatsoever, by and between or among, the Seller and the Company.

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Section 7.2     RESIGNATION FROM BOARD OF DIRECTORS, OFFICER POSITIONS AND
                EMPLOYMENT: Immediately following Closing, Michelle Tucker shall resign her position as the sole Officer and Director and Buyer will recommend nominees to fill officer and director vacancy as set forth on Exhibit "D".

Section 7.3 EXPENSES. Each party shall be responsible for their own expenses.

Section 7.4 CONFIDENTIALITY Each of the parties hereto agrees that it shall not use, or permit the use of, any and all of the information relating to the Seller or the Buyer, respectively, furnished to each other in connection with this Transaction ("Confidential Information"), except publicly available or freely usable material as otherwise obtained from another source, in a manner or for a purpose detrimental to the Seller or the Buyer, as the case may be, or otherwise than in connection with this Transaction. None of the Parties hereto shall, and each party shall cause its directors, officers, employees, agents, affiliates, and representatives not to, disclose, divulge, provide, or make accessible, or available, any and all of the Confidential Information, in whole or in part, to any person or entity, other than their respective and responsible officers, employees, advisors, or attorneys, or otherwise as required by law or regulation. The parties acknowledge that until public announcement, the terms and existence of this Agreement may be deemed material non-public information under the Securities Exchange Act of 1934, and shall govern their activities accordingly. Prior to Closing, neither party shall disclose the terms of this Agreement to any other person or entity other than its advisors who are under a legal or contractual obligation of confidentiality. Prior to Closing, neither party shall disclose the existence of this Agreement except to such advisors or as necessary in connection with due diligence under this Agreement.

                                  ARTICLE VIII
                  INDEMNIFICATION AND POST CLOSING OBLIGATIONS

Section 8.1 INDEMNIFICATION BY BUYER: Buyer, individually and as the agent of certain designated buyers (and, after Closing, the Company jointly and severally with the Buyer) shall indemnify, save, defend and hold harmless Sellers from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising directly out of (a) any and all activities and/or operations of the Company and the Company's subsidiaries conducted after the Closing; (b) any and all breaches of this Agreement by Buyer;
                (c) any and all claims by a third party relating to Buyer's and/or the Company's actions or gross negligence, not also involving the actions or gross negligence of Seller, occurring after the Closing. This indemnification will not extend to any proceedings, liabilities, or claims of any nature whatsoever, arising from the "Spin Off Transaction" referred to in Section 8.2.

Section 8.2 INDEMNIFICATION BY THE SELLERS: The Sellers will indemnify the Buyer and the new officers and directors for any liabilities arising from the "Spin Off" transaction and the forgiveness of debt owed by Alpha Music Group, Inc. to the Company.

Section 8.3     POST CLOSING OBLIGATIONS

                (a)The Company shall spin off its holdings in Alpha Music Mfg. Corp. ("Alpha") to those pre-closing shareholders of record holding 16,644,659 Company shares of common stock at the close of business on (1) clearance day by the Securities and Exchange Commission of Alpha's S-1 Registration Statement, or (2) December 31, 2009, whichever is later. Alpha will pay all costs and expenses, without limitation, for the S-1 filing and spin off. The Company will spin off the shares on the basis of 1
                (one) Alpha share for every 1 (one) Apollo share beneficially owned. Upon the spin-off, all financial obligations owed to Apollo by Alpha shall be forgiven and cancelled.

                (b) The Company and the Buyer shall undertake to provide Alpha with such information as may be required to facilitate the spin-off. Any failure on the part of the Buyer or the Company to facilitate this Agreement will upon notice from Alpha constitute a Default under the terms and conditions of this Agreement.

                                   ARTICLE IX
                                   THE CLOSING

Section 9.1 THE CLOSING. The Closing shall occur on or before close of business on the 10th day following the filing of the Form 14f-1 (or such later date if the SEC issues comments) using reasonable diligence and efforts. The 14f-1 will be filed with the Securities & Exchange Commission simultaneously with the execution of this Agreement. Closing may occur in counterparts as necessary. At closing the Company will provide the Buyer and Buyer's counsel with the SEC Edgar filing codes which will include the CIK, the CCC and the password. The Company will cooperate with Buyer's counsel providing such information as is reasonably necessary in order to insure a smooth transition of control.

                                    ARTICLE X
                               GENERAL PROVISIONS

Section 10.1 ASSIGNMENT: Seller may not assign or transfer their interest and/or rights under this Agreement without the prior written consent of the Buyer. The Buyer may assign this Agreement to one or more persons or entities of which the Buyer controls with the consent of the Seller.

Section 10.2 BINDING EFFECT: This Agreement shall be binding upon the parties hereto and their personal representatives, executors, heirs, beneficiaries, distributees, successors, and permitted assigns, if any.

Section 10.3 NOTICES: Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent facsimile, hand delivery or courier addressed to the respective party at the address set forth in the initial paragraph of this Agreement or by other means if receipt of such notice is acknowledged.

Section 10.4 GOVERNING LAW: This Agreement shall be governed and interpreted solely in accordance with the laws of the State of Florida, and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles. By entering into this Agreement the parties agree to the jurisdiction of the Florida courts with venue in Palm Beach County, Florida. In the event of any litigation, the prevailing party shall be entitled to recover all costs including attorney's fees.

Section 10.5 SURVIVAL OF REPRESENTATIONS: All agreements, representations, covenants, and warranties, on the part of the parties contained herein, shall survive the Closing of this Agreement, and any investigation made at the time with respect thereto, shall not merge into any of the documents and instruments executed and delivered pursuant hereto, and shall remain enforceable to the fullest extent permitted by law and/or equity.

Section 10.6 ENTIRE AGREEMENT: This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral. This Agreement, nor any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

The following have executed this agreement as of the 19th day of October, 2009.

The Company:

Apollo Entertainment Group, Inc.

/s/ Michelle Tucker
---------------------------
By:  Michelle Tucker
Title: President


THE SELLING SHAREHOLDERS:

/s/ Michelle Tucker                                  /s/ Leonard Tucker
---------------------------                          --------------------------
Michelle Tucker                                      Leonard Tucker

/s/ Leonard Tucker                                   /s/ Linford Ellis
---------------------------                          --------------------------
Leonard Tucker, Co-Trustee                           Linford Ellis
Tucker Family Spendthrift Trust

/s/ Kathleen Ellis                                   /s/ Jeffrey Collins
---------------------------                          --------------------------
Kathleen Ellis                                       Jeffrey Collins


BUYER:

/s/ Manfred Wutzer
---------------------------
Manfred Wutzer

                                   EXHIBIT "A"

                                     SELLERS

Shareholder/Cert No.                      No. of shares       Purchase Price
--------------------                      -------------       --------------

Tucker Family Spendthrift Trust ....       11,262,572           220,537.85

Michelle Tucker ....................        3,474,331            20,000.00

Leonard Tucker .....................           13,334               228.89

Linford Ellis ......................          300,000             5,149.66

Kathleen Ellis .....................          300,000             5,149.66

Jeffrey Collins ....................          600,000            10,299.31
                                           ----------          -----------

Total ..............................       15,950,237          $261,365.37